Exhibit 21.1

EXHIBIT 21.1 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Innospec Active Chemicals LLC (USA)
Innospec Deutschland GmbH (Germany)
Innospec Finance Limited (U.K.)
Innospec France SA (France)
Innospec Fuel Specialties LLC (USA)
Innospec Holdings Limited (U.K.)
Innospec International Limited (U.K.)
Innospec Trading Limited (U.K.)
Innospec Developments Limited (U.K.)
Innospec Leuna GmbH (Germany)
Innospec Limited (U.K.)
Innospec Oil Field Chemicals LLC (USA)
Innospec International Holdings LLC (USA)
Independence Oilfield Chemicals LLC (USA)
Innospec Performance Chemicals Europe Limited (U.K.)
Innospec Performance Chemicals Spain S.L. (Spain)
Innospec Performance Chemicals Italia s.r.l (Italy)
Innospec Saint-Mihiel SAS (France)
Innospec Canada Limited (Canada)
Bachman Services, Inc. (USA)
BioSuite LLC (USA)
Innospec Strata Holdings, LLC (USA)
Strata Control Services, Inc. (USA)
Chemsil Silicones, Inc. (USA)
Chemtec Chemical Co. (USA)
Innospec Russ OOO (Russia)
Innospec Chemicals Beijing Limited (China)
Innospec Do Brasil Limited (Brazil)